UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 28, 2026, the Board of Directors (the “Board”) of TELA Bio, Inc. (the “Company”) approved a reduction in workforce (the “Plan”) in order to reduce the Company’s operating expenses and preserve capital to focus on improving product sales to support increasing future revenue growth. The Plan will reduce the Company’s workforce by approximately 20%, from 201 full-time employees to 160 full-time employees, and is expected to be substantially completed during the third quarter of 2026.

The Company expects to incur aggregate charges of approximately $1.5 million in connection with the Plan, consisting primarily of severance and other employee-related costs. The Company expects that substantially all of these charges will result in future cash expenditures and will be incurred during the third quarter of 2026.

The estimates described above are subject to a number of assumptions and actual results may differ materially from the estimates. The Company may also incur additional charges or cash expenditures not currently contemplated due to events that may occur as the Plan is implemented.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 31, 2026, Roberto Cuca stepped down from his position as the Company’s Chief Financial Officer, Chief Operating Officer, Corporate Secretary and principal financial officer. Mr. Cuca’s departure will be treated as a termination without cause pursuant to his existing employment agreement. The Board appointed Heather Getz to serve as the Company’s “principal financial officer.”

The Company expects to enter into a separation agreement with Mr. Cuca on the same terms as provided for in his existing employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 7.01	Regulation FD Disclosure.

On August 31, 2026, the Company issued a press release announcing the Company’s strategic cost reduction initiative. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Document
99.1	Press Release of TELA Bio, Inc., dated August 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Heather Getz
Name:	Heather Getz
Title:	Chief Executive Officer and Director

Date: August 31, 2026